Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 28, 2019, relating to the consolidated financial statements of Avalara, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Avalara, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte & Touche LLP Seattle, Washington June 5, 2019